Exhibit 4.4

Equity Interest Pledge Agreement

This Equity Interest Pledge Agreement (this Agreement) has been executed by and among the following parties on January 1st, 2022 in [Beijing], the Peoples Republic of China (China or PRC):

Party A:	Jia Chuang Ying An(Beijing) Information & Technology Co.,Ltd. (hereinafter Pledgee), a wholly foreign owned enterprise, organized and existing under the laws of the PRC, with its address at Room81306, 4th Floor, Building 3, No.116 Xin Hua East Street, Tongzhou District, Beijing, China;

Party B:

Xu Jinhua, a natural person of Chinese nationality, ID Card No.: ***

Feng Suwen, a natural person of Chinese nationality, ID Card No.: ***

Guo Jian, a natural person of Chinese nationality, ID Card No.: ***

Peng Peng, a natural person of Chinese nationality, ID Card No.: ***

Guo Lingxin, a natural person of Chinese nationality, ID Card No.: ***

Yin Yuxi, a natural person of Chinese nationality, ID Card No.: ***

Xu Jinhua, Feng Suwen, Guo Jian, Peng Peng, Guo Lingxin, and Yin Yuxi are hereinafter collectively referred to as the Pledgors or Party B.

Party C:	Huaming Yunbao (Tianjin) Technology Co., Ltd., a limited liability company organized and existing under the laws of the PRC, with its address at Room 1704-4243, Building A, Xiangluowan Kuangshi International Building, Free Trade Zone (Central Business Area),Tianjin.

In this Agreement, each of Pledgee, Pledgors and Party C shall be referred to as a Party respectively, and they shall be collectively referred to as the Parties.

Whereas:

(1)	As of the date hereof, the Pledgors hold RMB[5,000,000] in the registered capital of Party C. The Pledgors are natural persons with full capacity for civil conduct, which and who own 100% of the equity of Party C in total. Party C is a limited liability company registered in Tianjin, China. Party C acknowledges the respective rights and obligations of Pledgors and Pledgee under this Agreement, and intends to provide any necessary assistance in registering the Pledge;

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(2)	Pledgee is a wholly foreign-owned enterprise registered in China. Pledgee and Party C have executed an Exclusive Business Cooperation Agreement (as defined below); Party C, Pledgee and Pledgors have executed an Exclusive Option Agreement (as defined below); Pledgors have executed a Power of Attorney (as defined below) in favor of Pledgee;

(3)	To ensure that Party C and Pledgors fully perform their obligations under the Exclusive Business Cooperation Agreement, the Exclusive Option Agreement and the Power of Attorney, Pledgors hereby pledges to the Pledgee all of the equity interest that Pledgors hold in Party C as security for Party C’s and Pledgors obligations under the Exclusive Business Cooperation Agreement, the Exclusive Option Agreement and the Power of Attorney.

To perform the provisions of the Transaction Documents (as defined below), the Parties have mutually agreed to execute this Agreement upon the following terms.

1.	Definitions

Unless otherwise provided herein, the terms below shall have the following meanings:

1.1	Pledge: shall refer to the security interest granted by Pledgors to Pledgee pursuant to Section 2 of this Agreement, i.e., the right of Pledgee to be paid in priority with the Equity Interest based on the monetary valuation that such Equity Interest is converted into or from the proceeds from auction or sale of the Equity Interest.

Equity Interest: shall refer to RMB[5,000,000] in the registered capital of Party C currently held by Pledgors, and all of the equity interest hereafter acquired by Pledgors in Party C.

1.2	Term of Pledge: shall refer to the term set forth in Section 3 of this Agreement.

1.3	Transaction Documents: shall refer to the Exclusive Business Cooperation Agreement executed by and between Party C and Pledgee on January 1st, 2022 (the Exclusive Business Cooperation Agreement), the Exclusive Option Agreement executed by and among Party C, Pledgee and Pledgors on January 1st, 2022 (the Exclusive Option Agreement), Power of Attorney executed on January 1st, 2022 by Pledgors (the Power of Attorney) and any modification, amendment and restatement to the aforementioned documents.

1.4	Contract Obligations: shall refer to all the obligations of Pledgors under the Exclusive Option Agreement, the Power of Attorney and this Agreement; all the obligations of Party C under the Exclusive Business Cooperation Agreement, the Exclusive Option Agreement and this Agreement.

1.5	Secured Indebtedness: shall refer to all the direct, indirect and derivative losses and losses of anticipated profits, suffered by Pledgee, incurred as a result of any Event of Default. The amount of such loss shall be calculated in accordance with the reasonable business plan and profit forecast of Pledgee, the consulting and service fees payable to Pledgee under the Exclusive Business Cooperation Agreement, all expenses occurred in connection with enforcement by Pledgee of Pledgors and/or Party Cs Contract Obligations and etc.

1.6	Event of Default: shall refer to any of the circumstances set forth in Section 7 of this Agreement.

1.7	Notice of Default: shall refer to the notice issued by Pledgee in accordance with this Agreement declaring an Event of Default.

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2.	Pledge

2.1	Pledgors agree to pledge all the Equity Interest as security for performance of the Contract Obligations and payment of the Secured Indebtedness under this Agreement. Party C hereby assents that Pledgors pledge the Equity Interest to the Pledgee pursuant to this Agreement.

2.2	During the term of the Pledge, Pledgee is entitled to receive dividends distributed on the Equity Interest. Pledgors may receive dividends distributed on the Equity Interest only with prior written consent of Pledgee. Dividends received by Pledgors on Equity Interest after deduction of all applicable taxes paid by Pledgors shall be, as required by Pledgee, (1) deposited into an account designated and supervised by Pledgee and used to secure the Contract Obligations and pay the Secured Indebtedness prior and in preference to make any other payment; or (2) unconditionally donated to Pledgee or any other person designated by Pledgee to the extent permitted under applicable PRC laws.

2.3	Pledgors may subscribe for capital increase in Party C only with prior written consent of Pledgee. Any equity interest obtained by Pledgors as a result of Pledgors subscription of the increased registered capital of the Company shall also be deemed as Equity Interest.

2.4	In the event that Party C is required by PRC law to be liquidated or dissolved, any interest distributed to Pledgors upon Party Cs dissolution or liquidation (after deduction of all applicable taxes paid by Pledgors) shall, upon the request of the Pledgee, be (1) deposited into an account designate and supervised by Pledgee and used to secure the Contract Obligations and pay the Secured Indebtedness prior and in preference to make any other payment; or (2) unconditionally donated to Pledgee or any other person designated by Pledgee to the extent permitted under applicable PRC laws.

3.	Term of Pledge

3.1	The Pledge shall become effective on such date when the pledge of the Equity Interest contemplated herein is registered with relevant administration for industry and commerce (the AIC). The Pledge shall remain effective until all Contract Obligations have been fully performed and all Secured Indebtedness have been fully paid. Pledgors and Party C shall (1) register the Pledge in the shareholders register of Party C within 3 business days following the execution of this Agreement, and (2) submit an application to the AIC for the registration of the Pledge of the Equity Interest contemplated herein within 30 business days following the execution of this Agreement. The parties covenant that for the purpose of registration of the Pledge, the parties hereto and all other shareholders of Party C shall submit to the AIC this Agreement or an equity interest pledge contract in the form required by the AIC at the location of Party C which shall truly reflect the information of the Pledge hereunder (the AIC Pledge Contract). For matters not specified in the AIC Pledge Contract, the parties shall be bound by the provisions of this Agreement. Pledgors and Party C shall submit all necessary documents and complete all necessary procedures, as required by the PRC laws and regulations and the relevant AIC, to ensure that the Pledge of the Equity Interest shall be registered with the AIC as soon as possible after submission for filing.

3.2	During the Term of Pledge, in the event Pledgors and/or Party C fails to perform the Contract Obligations or pay Secured Indebtedness in any material aspect, Pledgee shall have the right, but not the obligation, to exercise the Pledge in accordance with the provisions of this Agreement.

4.	Custody of Records for Equity Interest subject to Pledge

4.1	During the Term of Pledge set forth in this Agreement, Pledgors shall deliver to Pledgees custody the capital contribution certificate for the Equity Interest and the shareholders register containing the Pledge within one week from the execution of this Agreement. Pledgee shall have custody of such documents during the entire Term of Pledge set forth in this Agreement.

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5.	Representations and Warranties of Pledgors and Party C

As of the execution date of this Agreement, Pledgors and Party C hereby jointly and severally represent and warrant to Pledgee that:

5.1	Pledgors are the sole legal and beneficial owner of the Equity Interest.

5.2	Pledgee shall have the right to dispose of and transfer the Equity Interest in accordance with the provisions set forth in this Agreement.

5.3	Except for the Pledge, Pledgors have not placed any security interest or other encumbrance on the Equity Interest.

5.4	Pledgors and Party C have respectively obtained any and all corporate approvals and any and all consents from third parties (if required) for execution, delivery and performance of this Agreement.

5.5	The execution, delivery and performance of this Agreement will not: (i) violate any relevant PRC laws; (ii) conflict with Party Cs articles of association or other constitutional documents; (iii) result in any breach of or constitute any default under any contract or instrument to which it is a party or by which it is otherwise bound; (iv) result in any violation of any condition for the grant and/or maintenance of any permit or approval granted to any Party; or (v) cause any permit or approval granted to any Party to be suspended, cancelled or attached with additional conditions.

6.	Covenants of Pledgors and Party C

6.1	During the term of this Agreement, Pledgors and Party C hereby jointly and severally covenant to the Pledgee:

6.1.1	Pledgors shall not transfer the Equity Interest, place or permit the existence of any security interest or other encumbrance on the Equity Interest or any portion thereof, without the prior written consent of Pledgee, except for the performance of the Transaction Documents;

6.1.2	Pledgors and Party C shall comply with the provisions of all laws and regulations applicable to the pledge of rights, and within five (5) days of receipt of any notice, order or recommendation issued or prepared by relevant competent authorities regarding the Pledge, shall present the aforementioned notice, order or recommendation to Pledgee, and shall comply with the aforementioned notice, order or recommendation or submit objections and representations with respect to the aforementioned matters upon Pledgees reasonable request or upon consent of Pledgee;

6.1.3	Pledgors and Party C shall promptly notify Pledgee of any event or notice received by Pledgors that may have an impact on the Equity Interest or any portion thereof, as well as any event or notice received by Pledgors that may have an impact on any guarantees and other obligations of Pledgors arising out of this Agreement.

6.1.4	Party C shall complete the registration procedures for extension of the term of operation within three (3) months prior to the expiration of such term to maintain the validity of this Agreement.

6.2	Pledgors agree that the rights acquired by Pledgee in accordance with this Agreement with respect to the Pledge shall not be interrupted or harmed by Pledgors or any heirs or representatives of Pledgors or any other persons through any legal proceedings.

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6.3	To protect or perfect the security interest granted by this Agreement for the Contract Obligations and Secured Indebtedness, to the extent permissible under the applicable laws, Pledgors hereby undertakes to execute in good faith and to cause other parties who have an interest in the Pledge to execute all certificates, agreements, deeds and/or covenants required by Pledgee. Pledgors also undertakes to perform and to cause other parties who have an interest in the Pledge to perform actions required by Pledgee, to facilitate the exercise by Pledgee of its rights and authority granted thereto by this Agreement, and to enter into all relevant documents regarding ownership of Equity Interest with Pledgee or designee(s) of Pledgee (natural persons/legal persons). Pledgors undertake to provide Pledgee within a reasonable time with all notices, orders and decisions regarding the Pledge that are required by Pledgee.

6.4	Pledgors hereby undertake to comply with and perform all guarantees, promises, agreements, representations and conditions under this Agreement. In the event of failure or partial performance of its guarantees, promises, agreements, representations and conditions in any material aspect, Pledgors shall indemnify Pledgee for all losses resulting therefrom.

7.	Event of Breach

7.1	The following circumstances shall be deemed Event of Default:

7.1.1	Pledgors any breach to any obligations in any material aspect under the Transaction Documents and/or this Agreement.

7.1.2	Party C’s any breach to any obligations under the Transaction Documents and/or this Agreement.

7.2	Upon notice or discovery of the occurrence of any circumstances or event that may lead to the aforementioned circumstances described in Section 7.1, Pledgors and Party C shall immediately notify Pledgee in writing accordingly.

7.3	Unless an Event of Default set forth in this Section 7.1 has been successfully resolved to Pledgees satisfaction within twenty (20) days after the Pledgee and /or Party C delivers a notice to the Pledgors requesting ratification of such Event of Default, Pledgee may issue a Notice of Default to Pledgors in writing at any time thereafter, demanding the Pledgors to immediately exercise the Pledge in accordance with the provisions of Section 8 of this Agreement.

8.	Exercise of Pledge

8.1	Pledgee shall issue a written Notice of Default to Pledgors when it exercises the Pledge.

8.2	Subject to the provisions of Section 7.3, Pledgee may exercise the right to enforce the Pledge at any time after the issuance of the Notice of Default in accordance with Section 8.1. Once Pledgee elects to enforce the Pledge, Pledgors shall cease to be entitled to any rights or interests associated with the Equity Interest.

8.3	After Pledgee issues a Notice of Default to Pledgors in accordance with Section 8.1, Pledgee may exercise any remedy measure under applicable PRC laws, the Transaction Documents and this Agreement, including but not limited to being paid in priority with the Equity Interest based on the monetary valuation that such Equity Interest is converted into or from the proceeds from auction or sale of the Equity Interest. The Pledgee shall not be liable for any loss incurred by its duly exercise of such rights and powers.

8.4	The proceeds from exercise of the Pledge by Pledgee shall be used to pay for tax and expenses incurred as result of disposing the Equity Interest and to perform Contract Obligations and pay the Secured Indebtedness to the Pledgee prior and in preference to any other payment. After the payment of the aforementioned amounts, the remaining balance shall be returned to Pledgors or any other person who have rights to such balance under applicable laws or be deposited to the local notary public office where Pledgor resides, with all expense incurred being borne by Pledgors. To the extent permitted under applicable PRC laws, Pledgors shall unconditionally donate the aforementioned proceeds to Pledgee or any other person designated by Pledgee.

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8.5	Pledgee may exercise any remedy measure available simultaneously or in any order. Pledgee may exercise the right to being paid in priority with the Equity Interest based on the monetary valuation that such Equity Interest is converted into or from the proceeds from auction or sale of the Equity Interest under this Agreement, without exercising any other remedy measure first.

8.6	Pledgee is entitled to designate an attorney or other representatives to exercise the Pledge on its behalf, and Pledgors or Party C shall not raise any objection to such exercise.

8.7	When Pledgee disposes of the Pledge in accordance with this Agreement, Pledgors and Party C shall provide necessary assistance to enable Pledgee to enforce the Pledge in accordance with this Agreement.

9.	Breach of Agreement

9.1	If Pledgors or Party C conducts any material breach of any term of this Agreement, Pledgee shall have right to terminate this Agreement and/or require Pledgors or Party C to indemnify all damages; this Section 9 shall not prejudice any other rights of Pledgee herein;

9.2	Pledgors or Party C shall not have any right to terminate this Agreement in any event unless otherwise required by applicable laws.

10.	Assignment

10.1	Without Pledgees prior written consent, Pledgors and Party C shall not have the right to assign or delegate their rights and obligations under this Agreement.

10.2	This Agreement shall be binding on Pledgors and his/her successors and permitted assigns, and shall be valid with respect to Pledgee and each of his/her successors and assigns.

10.3	At any time, Pledgee may assign any and all of its rights and obligations under the Transaction Documents and this Agreement to its designee(s), in which case the assigns shall have the rights and obligations of Pledgee under the Transaction Documents and this Agreement, as if it were the original party to the Transaction Documents and this Agreement.

10.4	In the event of change of Pledgee due to assignment, Pledgors and/or Party C shall, at the request of Pledgee, execute a new pledge agreement with the new pledgee on the same terms and conditions as this Agreement, and register the same with the relevant AIC.

10.5	Pledgors and Party C shall strictly abide by the provisions of this Agreement and other contracts jointly or separately executed by the Parties hereto or any of them, including the Transaction Documents, perform the obligations hereunder and thereunder, and refrain from any action/omission that may affect the effectiveness and enforceability thereof. Any remaining rights of Pledgors with respect to the Equity Interest pledged hereunder shall not be exercised by Pledgors except in accordance with the written instructions of Pledgee.

11.	Termination

11.1	Upon the fulfillment of all Contract Obligations and the full payment of all Secured Indebtedness by Pledgors and Party C, Pledgee shall release the Pledge under this Agreement upon Pledgors request as soon as reasonably practicable and shall assist Pledgor to de-register the Pledge from the shareholders register of Party C and with relevant PRC local administration for industry and commerce.

11.2	The provisions under Sections 9, 13, 14 and 11.2 herein of this Agreement shall survive the expiration or termination of this Agreement.

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12.	Handling Fees and Other Expenses

All fees and out of pocket expenses relating to this Agreement, including but not limited to legal costs, costs of production, stamp tax and any other taxes and fees, shall be borne by Party C.

13.	Confidentiality

The Parties acknowledge that the existence and the terms of this Agreement and any oral or written information exchanged between the Parties in connection with the preparation and performance this Agreement are regarded as confidential information. Each Party shall maintain confidentiality of all such confidential information, and without obtaining the written consent of the other Party, it shall not disclose any relevant confidential information to any third parties, except for the information that: (a) is or will be in the public domain (other than through the receiving Partys unauthorized disclosure); (b) is under the obligation to be disclosed pursuant to the applicable laws or regulations, rules of any stock exchange, or orders of the court or other government authorities; or (c) is required to be disclosed by any Party to its shareholders, directors, employees, legal counsels or financial advisors regarding the transaction contemplated hereunder, provided that such shareholders, directors, employees, legal counsels or financial advisors shall be bound by the confidentiality obligations similar to those set forth in this Section. Disclosure of any confidential information by the shareholders, director, employees of or agencies engaged by any Party shall be deemed disclosure of such confidential information by such Party and such Party shall be held liable for breach of this Agreement.

14.	Governing Law and Resolution of Disputes

14.1	The execution, effectiveness, construction, performance, amendment and termination of this Agreement and the resolution of disputes hereunder shall be governed by the laws of China.

14.2	In the event of any dispute with respect to the construction and performance of this Agreement, the Parties shall first resolve the dispute through friendly negotiations. In the event the Parties fail to reach an agreement on the dispute within 30 days after either Party's request to the other Parties for resolution of the dispute through negotiations, either Party may submit the relevant dispute to the [China International Economic and Trade Arbitration Commission] for arbitration, in accordance with its Arbitration Rules. The arbitration proceedings shall be conducted in Chinese. The arbitration shall be conducted in [Beijing]. The arbitration award shall be final and binding on all Parties.

14.3	Upon the occurrence of any disputes arising from the construction and performance of this Agreement or during the pending arbitration of any dispute, except for the matters under dispute, the Parties to this Agreement shall continue to exercise their respective rights under this Agreement and perform their respective obligations under this Agreement.

15.	Notices

15.1	All notices and other communications required or permitted to be given pursuant to this Agreement shall be delivered personally or sent by registered mail, postage prepaid, by a commercial courier service or by facsimile transmission to the address of such party set forth below. A confirmation copy of each notice shall also be sent by E-mail. The dates on which notices shall be deemed to have been effectively given shall be determined as follows:

15.2	Notices given by personal delivery, by courier service or by registered mail, postage prepaid, shall be deemed effectively given on the date of delivery or refusal at the address specified for notices.

15.3	Notices given by facsimile transmission shall be deemed effectively given on the date of successful transmission (as evidenced by an automatically generated confirmation of transmission).

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15.4	For the purpose of notices, the addresses of the Parties are as follows:

Party A:	[Jia Chuang Ying An(Beijing) Information & Technology Co.,Ltd.]

Address:	[Room 81306, 4th Floor, Building 3, No.116 Xin Hua East Street, Tongzhou District, Beijing, China]

Recipient:	Guo Jian

Party B:

Name:	Xu Jinhua
Address:	***
Phone:	***

Name：	Feng Suwen
Address:	***.
Phone:	***

Name:	Guo Jian
Address:	***
Phone:	***

Name:	Peng Peng
Address:	***
Phone:	***

Name:	Guo Lingxin
Address:	***.
Phone:	***

Name:	Yin Yuxi
Address:	***.
Phone:	***

Party C:	Huaming Insurance Agency Co., Ltd
Address:	Room 503-07-A, No.9, East Area, Airport Business Park, No. 80, HeBei Ring Road, Pilot Free Trade Zone (Airport Economic Zone),Tianjin.

Recipient: Wu Mengwan

Phone:	***

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15.5	Any Party may at any time change its address for notices by a notice delivered to the other Parties in accordance with the terms hereof.

16.	Severability

In the event that one or several of the provisions of this Contract are found to be invalid, illegal or unenforceable in any aspect in accordance with any laws or regulations, the validity, legality or enforceability of the remaining provisions of this Contract shall not be affected or compromised in any respect. The Parties shall strive in good faith to replace such invalid, illegal or unenforceable provisions with effective provisions that accomplish to the greatest extent permitted by law and the intentions of the Parties, and the economic effect of such effective provisions shall be as close as possible to the economic effect of those invalid, illegal or unenforceable provisions.

17.	Attachments

The attachments set forth herein shall be an integral part of this Agreement.

18.	Effectiveness

18.1	This Agreement shall become effective upon execution by the Parties.

18.2	Any amendments, changes and supplements to this Agreement shall be in writing and shall become effective upon completion of the governmental filing procedures (if applicable) after the affixation of the signatures or seals of the Parties.

19.	Language and Counterparts

This Agreement is written in Chinese and English in four copies. Pledgors, Pledgee and Party C shall hold one copy respectively and the other copy shall be used for registration. In case there is any conflict between the Chinese version and the English version, the Chinese version shall prevail.

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IN WITNESS WHEREOF, the Parties have caused their authorized representatives to execute this Equity Interest Pledge Agreement as of the date first above written.

Party A:	Jia Chuang Ying An(Beijing) Information & Technology Co.,Ltd. (Seal)

Signature:	/s/ Guo Jian

Date: January 1st, 2022

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IN WITNESS WHEREOF, the Parties have caused their authorized representatives to execute this Equity Interest Pledge Agreement as of the date first above written.

Signature:	/s/ Xu Jinhua

Date: January 1st, 2022

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IN WITNESS WHEREOF, the Parties have caused their authorized representatives to execute this Equity Interest Pledge Agreement as of the date first above written.

Signature:	/s/ Feng Suwen

Date: January 1st, 2022

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IN WITNESS WHEREOF, the Parties have caused their authorized representatives to execute this Equity Interest Pledge Agreement as of the date first above written.

Signature:	/s/ Guo Jian

Date: January 1st, 2022

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IN WITNESS WHEREOF, the Parties have caused their authorized representatives to execute this Equity Interest Pledge Agreement as of the date first above written.

Signature:	/s/ Peng Peng

Date: January 1st, 2022

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IN WITNESS WHEREOF, the Parties have caused their authorized representatives to execute this Equity Interest Pledge Agreement as of the date first above written.

Signature:	/s/ Guo Ling xin

Date: January 1st, 2022

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IN WITNESS WHEREOF, the Parties have caused their authorized representatives to execute this Equity Interest Pledge Agreement as of the date first above written.

Signature:	/s/ Yin Yuxi

Date: January 1st, 2022

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IN WITNESS WHEREOF, the Parties have caused their authorized representatives to execute this Equity Interest Pledge Agreement as of the date first above written.

Party C:	Huaming Yunbao (Tianjin) Technology Co.,Ltd. (Seal)

Signature:	/s/ Guo Jian

Date: January 1st, 2022

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Attachments:

1.	Shareholders Register of Party C;

2.	The Capital Contribution Certificate for Party C;

3.	Exclusive Business Cooperation Agreement.

4.	Exclusive Option Agreement

5.	Power of Attorney

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